Exhibit 99.2 Q3 2023 Earnings Supplement November 7, 2023

Disclosures This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this presentation, including statements regarding Flywire’s ability to successfully implement Flywire’s business plan, future results of operations and financial position, business strategy and plans and Flywire’s objectives for future operations, are forward -looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” “potential,” “seeks,” “projects,” “should,” “could” and “would” and similar expressions are intended to identify forward -looking statements, although not all forward-looking statements contain these identifying words. Flywire has based these forward-looking statements largely on Flywire’s current expectations and projections about future events and financial trends that Flywire believes may affect Flywire’s financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that are described in the Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations sections of Flywire's Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, expected to be filed with the SEC in the fourth quarter of 2023. In light of these risks, uncertainties and assumptions, the forward -looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. In addition, projections, assumptions and estimates of the future performance of the industries in which Flywire operates and the markets it serves are inherently imprecise and subject to a high degree of uncertainty and risk. All financial projections contained in this presentation are forward -looking statements and are based on Flywire’s management’s assessment of such matters. It is unlikely, however, that the assumptions on which Flywire has based its projections will prove to be fully correct or that the projected figures will be attained. Flywire’s actual future results may differ materially from Flywire’s projections, and it makes no express or implied representation or warranty as to attainability of the results reflected in these projections. Investments in Flywire’s securities involve a high degree of risk and should be regarded as speculative. Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Flywire’s own internal estimates and research. While Flywire believes these third-party sources to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of any information obtained from third-party sources. In addition, all of the market data included in this presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while Flywire believes its own internal research is reliable, such research has not been verified by any independent source. The information in this presentation is provided only as of November 7, 2023, and Flywire undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law. This presentation contains certain non-GAAP financial measures as defined by SEC rules. Flywire has provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available in the Appendix. The company has not provided a quantitative reconciliation from forecasted adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes, because it is unable without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of the company's stock. 2

Execution Fulfillment Our mission is to deliver the most important and complex payments 3

Q3 2023 Performance 4

GAAP Financial Highlights Q3 2023 $123.3 M 63.6% $10.6M Revenue Gross Margin Net Income 5

Key Operating Metrics (Non-GAAP) Q3 2023 $116.8M $80.1M $27.5M $8.9B 1 1 1 1 +26% +31.4% + 28.0% + 51.0% Total Revenue Less Adjusted Gross Adjusted 2 Payment Ancillary Profit EBITDA Volume Services 1. Represents Y-o-Y Growth as compared to Q3 2022. 2. Prior year Adjusted Gross Profit has been recast to align with the updated methodology as described in the Appendix. See Appendix for reconciliation to GAAP amounts. 6

Growth Strategies Grow with Grow with Expand our Expand to Pursue strategic & existing clients new clients ecosystem through new industries, value-enhancing channel geographies & acquisitions partnerships products 124% 185+ 2022 average annual New clients in Q3 2023 dollar-based net retention rate 7

Pursue Strategic & Value-Enhancing Acquisitions

Strong track record with M&A

StudyLink is the next smart deal for Flywire

December 2021	July 2022
WPM a flywire company	COHORT Go a flywire company

December 2021 — WPM

~$50M purchase price

Deal Thesis

- Accelerate growth in core geographic region of UK
- Leverage Flywire's global payment network for expansion
- Significantly grow revenue over 3-4 year time period with client upsells

Key Results

- 55+ clients upsold
- Revenue synergy ahead of plan

July 2022 — COHORT Go

~$30M purchase price

Deal Thesis

- Leverage Flywire network and client footprint to accelerate standalone growth
- Accelerate organic growth with EDU agents, a key growth vector
- Add additional payer services capabilities

Key Results

- Significant growth in Agent and payer service business with best-of-breed capabilities
- Revenue synergy ahead of plan

StudyLink's role in Australia higher education

StudyLink's software plays a key part of the international student journey by facilitating applications and approval workflows between students, their agents, and the universities in Australia


Student
Agent
StudyLink Agent Portal
Student
StudyLink Student Portal
StudyLink School Portal
Universities
Admissions Office
International Student Office
Finance Office
Student Management System

flywire opportunity | ***Deposits represent 20 - 30%+ of total cross-border flows to Australian universities***

10

flywire

Flywire’s ecosystem today with agents, With StudyLink, Flywire is more deeply embedded & clients, & payers able to capture the top of the funnel with agents & payers in AUS Agents. Agents. Students. Students. Clients. Clients. 11

Key benefits of StudyLink acquisition

1

Capture more AUS/NZ Market

Top-four core International Education market with substantial revenue potential

- ~620K international students studying in AUS
- $11BN of total tertiary education TAM



2

Expand in target markets

Accelerate expansion of StudyLink's success in education and agent ecosystem beyond Australia through Flywire's international clients, partners & team



3

Agent acquisition & utilization

Acquisition supports Flywire's high growth investment in agents; drives utilization and is an agent acquisition channel

- ~75% of international students studying in Australia went through agents

Travel spotlight

TRAVEL Mission Be the single integrated payments solution that solves the most complex travel payments across tour operators, accommodations providers and destination management companies (DMCs). Opportunity $530BN <1% <1% Penetration of Adoption from 1.4 BN (1) 2.5M travel TAM international operators globally (3) (2) Tourists Adoption & coverage is as of May, 2022 (1) Based on global travel industry revenue in 2020 according to IBISWorld and management’s estimates that approximately 41% of the non-business and professional travel payment volume is addressable by our solutions (2) IBIS Global Tourism Report, June 2020 ©Flywire Corporation 2022 (3) Statista Report on Number of International Tourist Arrivals Worldwide from 1950 to 2021 (using 2019 to adjust for Covid)

Continued growth in large, fragmented segments Investments needed in GTM to match our ambition and maintain growth DMCs, Luxury Travel Travel Operators Accommodations Networks $440B+ $45B+ $70B+ ● Experiential travel companies ● One stop shops for high-end, bespoke ● Boutique hotels, luxury villas, student ● Strong product market fit itineraries for specific destinations and professional accommodations ● Heavy digital acquisition strategy ● Antiquated legacy systems ● Require simplicity and competitive ● <1% revenue penetration ● Multiple flow opportunities pricing ● <1% revenue penetration ● <1% revenue penetration 15

Travel overview What we solve Why We Win Up to 50% time Complexity Fragmented saved on processing in payments marketplace guest payments ● High costs ● Legacy homegrown provider ● No visibility or tracking ● Multiple systems not connected What we ● Manual workflows ● Operational inefficiencies solve for Up to $100K monthly savings per client ● Powering a connected ecosystem of businesses, travelers, agents & 100s of clients with more strong & growing ● Modern software that integrates into existing workflows referral network ● Enhanced payment experience for international travelers How ● Around the clock, multi-lingual support we do it Industry expertise ● Strategic payables for agents and suppliers

CASE CASE STUSTU DY DY Client Challenge ● Needed to automate currency conversion to provide customers choice and pay suppliers ● Security provisions impeded user experience ● Lacked support for customers and staff Why they chose Flywire South Africa us solution ● Ability to receive funds in the ● Reduced processing costs local desired currency (USD and ● Increased support for ZAR) customers and staff ● Preferred payment and currency ● High levels of security without options for customers unnecessary friction ● Dedicated support 17

Software drives value in Travel payments Healthy travel spreads as volume grows 100%+ volume growth over Q3 2022 Strong Adjusted Gross Profit contribution. Travel growth impacts gross margins given pass through of interchange as cost of sales. However, net gross profit spreads in the travel vertical are consistent with those of Flywire average across other verticals and have been improving while the business grows. Travel Monetization Rate Travel Cost of Sales Travel Volume Summer Peak Winter Peak 18

Financial Outlook 19

Q4 2023 Outlook* $86.5 – $90.5M $1.0 - $4.0M 1 Revenue Less Ancillary Adjusted EBITDA Services 1. Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this presentation because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire's stock. *Assumes foreign exchange rates prevailing as of September 30, 2023 20

FY 2023 Outlook* $372.0 - 376.0M $35.0 - 39.0M 1 Revenue Less Ancillary Adjusted EBITDA Services 1. Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this presentation because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire's stock. 21 *Assumes foreign exchange rates prevailing as of September 30, 2023

Appendix 22

Revenue Less Ancillary Services at Constant Currency* $USD in Millions

Revenue Less Ancillary Services & Adjusted Gross Margin Reconciliations * *Beginning with the quarter ended December 31, 2022, we have excluded depreciation and amortization from the calculation of our adjusted gross profit, which we believe enhances the understanding of the Company’s operating performance and enables more meaningful period to period comparisons. 24 $USD in Millions

Revenue Disaggregation by Revenue Type 25 $USD in Millions

Net Income (Loss) to Adjusted EBITDA Reconciliation $USD in Millions 26

Reconciliation of Revenue to Revenue Less Ancillary Services Guidance $USD in Millions 27

Supplemental Outlook Details The following table provides a reconciliation of Fiscal Year 2023 outlook to the prior outlook provided in August (Unaudited) Fiscal Year 2023 Guidance (1) (in millions) Midpoint of Outlook Increase Currency Fluctuations Midpoint of Outlook (2) in August from Prior Outlook in November Q423 Revenue $96.2 $0.3 ($2.5) $94.0 Q423 Revenue Less Ancillary Services $88.4 $2.6 ($2.5) $88.5 FY23 Revenue $400.0 $0.5 ($3.8) $396.7 FY23 Revenue Less Ancillary Services $376.0 $1.8 ($3.8) $374.0 (1) Reflects the assumed impact of the StudyLink acquisition and underlying organic strength in business. (2) Flywire’s updated outlook reflects foreign exchange rates prevailing as of September 30, 2023 and its prior outlook, which reflected exchange rates prevailing as of June 30, 2023. The impacts to fiscal year of 2023 are considered forward-looking outlook. 28

Glossary of Terms: Financial NRR - Net Revenue Retention Rate We calculate annual net dollar-based retention rate for a given year based on the weighted average of the quarterly net dollar-based retention rates for each quarter in that year. We calculate the quarterly net dollar-based retention rate for a given quarter by dividing the revenue we earned in that quarter by the revenue we earned from the same clients in the corresponding quarter of the previous year. Our calculation of quarterly net dollar-based revenue rate for a given quarter only includes revenue from clients that were clients at the beginning of the corresponding quarter of the previous year. MR - Monetization Rate Monetization rate is the quotient of Revenue Less Ancillary Services divided by Total Payment Volume. TPV - Total Payment Volume We define total payment volume or “TPV” as the total amount paid to our clients on our payments platform in a given period. Transaction Revenue Consists of a fee based on the total payment volume processed through our payment platform and global payment network. The fee can vary depending on the geographic region in which our client and client’s customer resides, the payment method selected by our client’s customer and the currencies in which the transaction is completed on our solution. Fees received are reported as revenue upon the completion of payment processing transaction. Platform and Usage-Based Fee Revenue We earn revenue from many of our clients based on the amount of accounts receivable they collect through our platform. For these services, we are paid a platform and usage- based fee based on the total payment volume that our clients collect. We also earn revenue from clients’ customers when they enter into a payment plan and make actual payments against a payment plan in satisfying their obligation to our client. Additionally, we earn a subscription fee from some of our clients for their use of our payment platform. 114. ©Flywire Corporation 2022